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                                                                    EXHIBIT 99.1


                                    FORM OF
                         OPTICARE HEALTH SYSTEMS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                         , 2000
       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned stockholder of OptiCare Health Systems, Inc. hereby appoints Dean J. Yimoyines and Steven L. Ditman, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of
Stockholders of OptiCare Health Systems, Inc. to be held at   a.m., local time,
on       , 2000 at   , or any adjournment or postponement thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

    1. Approval of the issuance of shares of Common Stock pursuant to the Merger Agreement among Opticare Health Systems, Inc., Vision Twenty-One, Inc. and OC Acquisition Corp.

                        FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

    2. To elect eight (8) members to serve on the Opticare Health Systems, Inc. Board of Directors.

       FOR ALL NOMINEES LISTED BELOW [ ]     WITHHOLD AUTHORITY TO VOTE FOR ALL
       (EXCEPT AS MARKED TO THE              NOMINEES LISTED BELOW
       CONTRARY BELOW)                       Dean J. Yimoyines, Steven L.
                                             Ditman, Martin E. Franklin,
                                             Ian G.H. Ashken, Allan L.M. Barker,
                                             John F. Croweak, Carl J. Schramm
                                             and                           [ ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
    A LINE THROUGH OR OTHERWISE STRIKE THE NOMINEE'S NAME IN THE LIST ABOVE.)
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      (Continued, and to be voted, signed and dated on the reverse side.)

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     3. Approval of an amendment to the Opticare Health Systems, Inc.
        performance stock program.

                        FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

     4. Ratification of the appointment of Deloitte & Touche LLP as the independent auditors for Opticare Health Systems, Inc.

                        FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

     5. In their discretion upon such other matters as may properly come before the meeting


     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 3, PROPOSAL 4 AND FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 2 ABOVE.


                    DATED:                                      , 2000


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                    SIGNATURE(S) OF STOCKHOLDERS(S)



                    Please date and sign exactly as your name appears on the envelope in which this material as mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.